Exhibit 99.1

NextNRG Reports Preliminary May 2026 Revenue of $9.3 Million, Up 41% Year-Over-Year

Gross Profit Grows 75% Year-Over-Year as Platform Operational Efficiency Improves

MIAMI, FL, June 5, 2026 (GLOBE NEWSWIRE) — NextNRG, Inc. (NASDAQ: NXXT), a pioneer in AI-driven energy innovation transforming how energy is produced, managed, and delivered, today announced preliminary unaudited financial results for May 2026.

“Revenue of $9.3 million, 41% top-line growth, and gross profit up 75% year-over-year, these are not isolated data points, they are telling the same story. We are delivering more value per gallon, managing costs with greater discipline, and building unit economics that matter for long-term performance. The platform is working, and we enter the second half of 2026 with the momentum and operational foundation to keep building on it,” said Michael D. Farkas, Founder and CEO of NextNRG.

May 2026 Highlights:

● Revenue: $9.3 million, up 41% year-over-year from $6.6 million in May 2025

● Gallons Delivered: approximately 1.9 million gallons, down approximately 4% year-over-year from approximately 2.0 million gallons in May 2025

● Gross Profit: approximately $827,000, up 75% year-over-year from approximately $472,000 in May 2025 (preliminary)

● Gross Margin: 8.9%, compared to 7.1% in May 2025

May 2026 revenue of $9.3 million reflects 41% growth over May 2025, achieved on approximately 1.9 million gallons delivered, down approximately 4% from approximately 2.0 million gallons delivered in May 2025. The combination of meaningfully higher revenue on a lower gallon base reflects continued improvement in fleet deployment, dispatch efficiency, and route optimization. May marks the fifth consecutive month of double-digit year-over-year revenue growth in 2026, demonstrating the consistency of the platform’s performance as the business scales.

The Company continues to advance its energy infrastructure segment, including its smart microgrid pipeline, while remaining focused on scaling and optimizing its mobile fueling operations.

Note on Preliminary Results

The financial results for May 2026 are preliminary and unaudited. Gross profit figures remain in process as not all fuel purchases for the period have been received and recorded. Final results may differ and will be confirmed upon the completion of standard month-end closing procedures.

About NextNRG, Inc.

NextNRG, Inc. (NextNRG) is Powering What’s Next by integrating artificial intelligence (AI) and machine learning (ML) into utility infrastructure, battery storage, wireless EV in-motion charging, renewable energy and mobile fuel delivery, to create a unified platform for modern energy management. At the core of its strategy is the Next Utility Operating System®, which uses AI to optimize both new and existing infrastructure across microgrids, utilities, and fleet operations. NextNRG’s smart microgrids serve commercial, healthcare, educational, tribal, and government sites delivering cost savings, reliability, and decarbonization. The company also operates one of the nation’s largest on-demand fueling fleets and is advancing wireless charging to support fleet electrification. To learn more, visit www.nextnrg.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement describing NextNRG’s goals, expectations, financial or other projections, intentions, or beliefs is a forward-looking statement and should be considered an at-risk statement. Words such as “expect,” “intends,” “will,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, including, but not limited to, those related to NextNRG’s business and macroeconomic and geopolitical events. These and other risks are described in NextNRG’s filings with the Securities and Exchange Commission from time to time. NextNRG’s forward-looking statements involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although NextNRG’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by NextNRG. Except as required by law, NextNRG undertakes no obligation to update any forward-looking statements for any reason. As a result, you are cautioned not to rely on these forward-looking statements.

Investor Relations Contact

NextNRG, Inc.

Sharon Cohen

SCohen@nextnrg.com